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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial and Other Data" and to the use of our reports dated February 17, 1998, in the Pre-Effective Amendment No. 3 to the Registration Statement (Form S-3 on Form S-1 No. 333-45997) and related Prospectus of NOVA Corporation for the registration of 7,100,000 shares of its common stock.

Our audits also included the financial statement schedule of Nova Corporation listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                               /s/ ERNST & YOUNG LLP
                                              -----------------------------
                                                   Ernst & Young LLP

Atlanta, Georgia
April 15, 1998